Exhibit 10.5

Vickers Vantage Corp. I

1 Harbourfront Avenue, #16-06, Keppel Bay Tower

Singapore 098632, Singapore

[●], 2020

Vickers Venture Partners

85 Broad Street, 29th Floor

New York, New York 10004

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Vickers Vantage Corp. I (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Vickers Venture Partners shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 1 Harbourfront Avenue, #16-06, Keppel Bay Tower, Singapore 098632, Singapore (or any successor location) at no cost to the Company. Vickers Venture Partners hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

VICKERS VANTAGE CORP. I

By:
Name: Jeffrey Chi
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

VICKERS VENTURE PARTNERS

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]